Exhibit 99.1

News Release WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports
Third Quarter 2009 Results
•	Stable sequential sales and margins.

•	Cost reduction initiatives on track to deliver $140 million of savings in 2009.

•	Record year-to-date operating cash flow of $290 million.

•	$345 million convertible debenture exchange offer closed; capital structure strengthened.
PITTSBURGH, October 22, 2009 /PRNewswire/ — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2009 third quarter financial results.
The following results are for the quarter-ended September 30, 2009 compared to the quarter-ending September 30, 2008:
•	Consolidated net sales for the quarter were $1,152.4 million compared to $1,682.1 million in the third quarter of 2008, a decline of 29.2%, including a 0.7% negative impact from foreign exchange rates. Third quarter 2009 consolidated net sales were stable compared to second quarter 2009 levels.

•	Gross profit was $220.9 million, or 19.2% of sales compared to $316.4 million, or 19.4% of sales.

•	Sales, general & administrative (SG&A) expenses were $168.3 million versus $211.3 million, a reduction of $43.0 million.

•	Operating profit was $46.2 million or 4.0% of sales compared to $98.6 million or 6.1% of sales in the third quarter of 2008.

•	Total interest expense was $13.6 million versus $15.7 million in the third quarter of 2008. Interest expense in the quarter was comprised of $10.7 million of cash interest expense and $2.9 million of non-cash interest expense compared to interest expense of $15.7 million of which $12.1 million was cash and $3.6 million was non-cash. Cash interest expense was lower due to reduced debt levels and lower interest rates for the quarter.

•	Pre-tax income includes a $6.0 million gain, net of expenses, related to the exchange of $357 million of convertible debentures for the $345 million of newly issued convertible debentures.

•	Effective tax rate for the quarter was 15.8% compared to 25.2%. Without the impact of the convertible debenture exchange, the effective tax rate for the third quarter would have been 20.3%.

•	Net income for the quarter was $33.6 million compared to $63.7 million for the comparable quarter in 2008.

•	Diluted earnings per share were $0.79 based on 42.8 million shares compared to $1.48 with 43.1 million shares in the third quarter of 2008. The pre-tax gain on the convertible debenture exchange and the related tax effects had a combined $0.16 per share favorable impact in the current quarter.

•	Free cash flow in the current quarter was $81.1 million.
Mr. John J. Engel, WESCO’s Chief Executive Officer, commented, “We took quick action to protect profitability when the economic downturn impacted WESCO in mid-November 2008. During the third quarter just completed, WESCO faced weak overall end market demand and highly competitive conditions. Our efforts focused on executing a series of sales, marketing and LEAN productivity initiatives to gain ground during this period. We are encouraged that our actions resulted in stable sequential daily sales and product margins. Our cost management efforts are on track to deliver $140 million of cost reductions for the year. Strong working capital management contributed to record free cash flow enabling WESCO to further reduce debt and increase our liquidity position.”
The following results are for the nine month period ended September 30, 2009 compared to the nine-month period ended September 30, 2008:
•	Consolidated net sales were $3,491.2 million compared to $4,681.0 million, a decline of 25.4% including a 1.4% negative impact from foreign exchange rates and 0.5% for one less workday.

•	SG&A expenses were $525.7 million, or 15.1% of sales, compared to $629.7 million, or 13.5% of sales. SG&A expenses are down by $104 million over the comparable period and are on track to meet our full year targeted reduction of $140 million.

•	Gross profit was $682.9 million, or 19.6% of sales, compared to $922.3 million, or 19.7% of sales.

•	Total interest expense was $39.9 million compared to $49.8 million in the first three quarters of 2008. Interest expense in the period was comprised of $29.3 million of cash interest expense and $10.6 million of non-cash interest expense compared to last year’s interest expense of $49.8 million of which $38.9 was cash and $10.9 million was non-cash.

•	Effective year to date tax rate was 22.5% compared to 28.6% in 2008. Without the impact of the convertible debenture exchange, the effective 2009 year to date tax rate would have been 24.1%.

•	Year-to-date pre-tax income includes a $6.0 million gain, net of expenses, related to the exchange of $357 million of convertible debentures.

•	Net income for the period was $83.3 million compared to $164.4 million.

•	Diluted earnings per share were $1.95 based on 42.6 million shares compared to $3.77 with 43.6 million shares. The convertible debenture exchange had a $0.16 per share favorable impact in the current quarter.

•	Debt, net of cash and cash equivalents, was reduced by $420.3 million from year-end levels. In the third quarter, the par value of convertible debentures decreased $12.4 million, and the debt discount related to convertible debentures increased $151.1 million.

•	Year-to-date free cash flow was $279.6 million, a record for the Company.
Mr. Engel continued, “Our current outlook is for the overall economy to recover slowly, but with continued contraction in the non-residential construction market in 2010. Throughout this extended downturn, customers and suppliers have become increasingly concerned about the integrity of their supply chains and are looking for improvements in their businesses, which bodes well for WESCO. WESCO professionals are addressing these needs by extending our LEAN programs to our customers’ operations and business processes while continuing to provide a complete product and service offering through our network. We are further investing in end markets that offer strong growth potential and are encouraged by our increased pipeline of bidding opportunities and recent wins with our Industrial, Data Communications, Canadian, Government and International customers. These challenging economic times are providing an excellent opportunity to strengthen and extend our market leadership positions through building on and expanding our supplier relationships, product offerings and service capabilities. Our strategy is to grow organically at a rate above that of the overall markets we serve, while maintaining our industry-leading cost structure with additional expansion through accretive acquisitions. We remain confident in our ability to exit this downturn in a stronger market position.”
# # #
Teleconference
WESCO will conduct a teleconference to discuss the third quarter earnings as described in this News Release on Thursday, October 22, 2009, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.
# # #
WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2008 annual sales were approximately $6.1 billion. The Company employs approximately 6,400 people, maintains relationships with over 18,000 suppliers, and serves more than 115,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates seven fully automated distribution centers and approximately 380 full-service branches in North America and select international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
# # #
The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as the Company’s other reports filed with the Securities and Exchange Commission.
Contact: Richard Heyse, Vice President & Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30,		September 30,
	2009(1)		2008(1) (2)

Net sales	$1,152.4		$1,628.1
Cost of goods sold (excluding depreciation and amortization below)	931.5	80.8%	1,311.7	80.6%
Selling, general and administrative expenses	168.3	14.6%	211.3	13.0%
Depreciation and amortization	6.4		6.5

Income from operations	46.2	4.0%	98.6	6.1%
Interest expense, net	13.6		15.7
Gain on debt exchange	(5.9)		—
Other (income) expense	(1.4)		(2.3)

Income before income taxes	39.9	3.5%	85.2	5.2%
Provision for income taxes	6.3		21.5

Net income	$33.6	2.9%	$63.7	3.9%

Diluted earnings per common share	$0.79		$1.48
Weighted average common shares outstanding and common share equivalents used in computing diluted earnings per share (in millions)	42.8		43.1

(1)	See Exhibit A for footnote detail regarding the new accounting standard for the convertible debentures.

(2)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Nine Months		Nine Months
	Ended		Ended
	September 30,		September 30,
	2009(1)		2008(1) (2)

Net sales	$3,491.2		$4,681.0
Cost of goods sold (excluding depreciation and amortization below)	2,808.3	80.4%	3,758.7	80.3%
Selling, general and administrative expenses	525.7	15.1%	629.7	13.5%
Depreciation and amortization	19.9		20.2

Income from operations	137.3	3.9%	272.4	5.8%
Interest expense, net	39.9		49.8
Gain on debt exchange	(5.9)		—
Other (income) expense	(4.1)		(7.7)

Income before income taxes	107.4	3.1%	230.3	4.9%
Provision for income taxes	24.1		65.9

Net income	$83.3	2.4%	$164.4	3.5%

Diluted earnings per common share	$1.95		$3.77
Weighted average common shares outstanding and common share equivalents used in computing diluted earnings per share (in millions)	42.6		43.6

(1)	See Exhibit A for footnote detail regarding the new accounting standard for the convertible debentures.

(2)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	September 30,	December 31,
	2009(2)	2008(1) (2) (3)
Assets
Current Assets
Cash and cash equivalents	$111.3	$86.3
Trade accounts receivable	663.4	791.4
Inventories, net	495.3	605.7
Other current assets	87.8	74.3

Total current assets	1,357.8	1,557.7
Other assets	1,140.9	1,162.1

Total assets	$2,498.7	$2,719.8

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$494.8	$556.5
Short-term and current debt	3.9	298.8
Other current liabilities	110.5	150.7

Total current liabilities	609.2	1006.0

Long-term debt	701.0	801.4
Other noncurrent liabilities	227.1	157.3

Total liabilities	1,537.3	1,964.7
Stockholders’ Equity
Total stockholders’ equity	961.4	755.1

Total liabilities and stockholders’ equity	$2,498.7	$2,719.8

(1)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

(2)	See Exhibit B for footnote detail regarding the new accounting standard for the convertible debentures.

(3)	Certain balances have been reclassified to conform with current year presentation.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months	Nine Months
	Ended September 30,	Ended September 30,
	2009(2)	2008(1)(2)

Operating Activities:
Net income	$83.3	$164.4
Add back (deduct):
Depreciation and amortization	19.9	20.2
Deferred income taxes	29.3	(6.7)
Change in Trade and other receivables, net	148.9	(99.4)
Change in Inventories, net	117.1	(14.3)
Change in Accounts Payable	(69.7)	129.8
Other	(38.7)	32.9

Net cash provided by operating activities	290.1	226.9

Investing Activities:
Capital expenditures	(10.5)	(26.9)
Proceeds from sale of subsidiary	—	60.0
Other	1.2	0.5

Net cash (used) provided by investing activities	(9.3)	33.6

Financing Activities:
Debt borrowings (repayments), net	(240.2)	(140.7)
Equity activity, net	0.2	(60.0)
Other	(24.4)	(25.3)

Net cash (used) provided by financing activities	(264.4)	(226.0)
Effect of exchange rate changes on cash and cash equivalents	8.6	(3.5)

Net change in cash and cash equivalents	25.0	31.0
Cash and cash equivalents at the beginning of the period	86.3	72.3

Cash and cash equivalents at the end of the period	$111.3	$103.3

(1)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

(2)	See Exhibit C for footnote detail regarding the new accounting standard for the convertible debentures.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	September 30, 2009	December 31,
Financial Leverage:	(1)	2008(1)
Income from operations	$210,561	$345,667
Depreciation and amortization	26,489	26,731

EBITDA	$237,050	$372,398

	September 30,	December 31,
	2009	2008
Short-term debt	$—	$295,000
Current debt	3,897	3,823
Long-term debt	701,047	801,427
Debt discount related to convertible notes (2)	183,942	40,501

Total debt including debt discount	$888,886	$1,140,751

Financial leverage ratio	3.7	3.1
Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by the trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA).

	Three Months	Nine Months
	Ended	Ended
Free Cash Flow:	September 30,	September 30,
(dollar amounts in millions)	2009	2009
Cash flow provided by operations	$85.4	$290.1
Less: Capital expenditures	(4.3)	(10.5)

Free cash flow	$81.1	$279.6

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company’s financing needs.

(1)	Balances have been revised to reflect retrospective implementation of the new accounting standard for the convertible debentures.

(2)	The convertible debentures are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(dollar amounts in millions)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
Gross Profit:	2009	2008
Net sales	$1,152.4	$1,628.1
Cost of goods sold (excluding depreciation and amortization)	931.5	1,311.7

Gross profit	$220.9	$316.4

Gross margin	19.2%	19.4%

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
Gross Profit:	2009	2008
Net sales	$3,491.2	$4,681.0
Cost of goods sold (excluding depreciation and amortization)	2,808.3	3,758.7

Gross profit	$682.9	$922.3

Gross margin	19.6%	19.7%
Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

Exhibit A
On January 1, 2009, WESCO retrospectively implemented the provisions of FASB ASC topic 470-20, Debt (“ASC 470-20”), for its 2.625% Convertible Senior Debentures due 2025 (the “2025 Debentures”) and 1.75% Convertible Senior Debentures due 2026 (the “2026 Debentures”). Prior to the adoption of ASC 470-20, WESCO accounted for its convertible debt instruments as long-term debt. ASC 470-20 requires an issuer of certain convertible debt instruments to separately account for the liability and equity components of convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt borrowing rate.
Interest expense for the 2025 and 2026 Debentures under the new accounting standard totaled $4.3 million and $5.9 million for the three months ended September 30, 2009 and 2008, respectively, of which $2.7 million and $3.6 million, respectively, was non-cash interest. For the nine months ended September 30, 2009, interest expense totaled $16.6 million and $17.8 million, respectively, of which $10.4 million and $10.9 million, respectively, was non-cash interest.
The following table provides the incremental effect of applying ASC 470-20 on individual line items in the 2008 consolidated income statement:

	Previously Reported	Revised
	Three Months	Three Months
	Ended September	Ended September
Condensed Consolidated Statement of Income	30, 2008	30, 2008
Interest Expense, net	$12.1	$15.7
Income before income taxes	$88.7	$85.2
Provision for income taxes	$22.8	$21.5
Net Income	$65.9	$63.7
Earnings per share:
Diluted	$1.53	$1.48

	Nine Months	Nine Months
	Ended September	Ended September
Condensed Consolidated Statement of Income	30, 2008	30, 2008
Interest Expense, net	$39.2	$49.8
Income before income taxes	$240.9	$230.3
Provision for income taxes	$70.1	$65.9
Net Income	$170.8	$164.4
Earnings per share:
Diluted	$3.92	$3.77
Exhibit B
As previously mentioned, on January 1, 2009, WESCO retrospectively implemented the provisions of ASC 470-20 for its 2025 Debentures and 2026 Debentures. Proceeds of $150 million and $300 million were received in connection with the issuance of the 2025 Debentures and 2026 Debentures, respectively. WESCO utilized an interest rate of 6% for both the 2025 Debentures and 2026 Debentures to reflect the non-convertible market rate of its offerings upon issuance. As of September 30, 2009, the unamortized discount, which includes the impact of the debt exchange, for the 2025 Debentures and 2026 Debentures was $2.9 million and less than $0.1 million, respectively. As of December 31, 2008, the unamortized discount for the 2025 Debentures and 2026 Debentures was $8.1 million and $32.4 million, respectively. The net carrying amounts of the liability components are classified as long-term debt in the consolidated balance sheets. As of September 30, 2009, the aggregate equity component, which includes the impact of the debt exchange, for the 2025 Debentures and 2026 Debentures totaled $10.4 million and $17.8 million, respectfully. As of December 31, 2008, the aggregate equity component for the 2025 Debentures and 2026 Debentures totaled $12.3 million and $31.2 million, respectively.
WESCO recorded a deferred tax liability for the basis difference associated with the liability components. The initial recognition of deferred taxes was recorded as an adjustment to additional capital. In subsequent periods, the deferred tax liability is reduced and a deferred tax benefit is recognized in earnings as the debt discount is amortized to pre-tax income.
The following table provides the incremental effect of applying ASC 470-20 on individual line items in the 2008 consolidated balance sheet:

	Previously Reported	Revised
	December 31,	December 31,
Condensed Consolidated Balance Sheet	2008	2008
Other assets	$1,163.3	$1,162.1
Total assets	$2,721.0	$2,719.8
Long-term debt	$841.9	$801.4
Other noncurrent liabilities	$141.0	$157.3
Total liabilities	$1,988.9	$1,964.7
Total stockholder’s equity	$732.0	$755.1
Total liabilities and stockholder’s equity	$2,721.0	$2,719.8

Exhibit C
The following table provides the incremental effect of applying ASC 470-20 on individual line items in the 2008 consolidated statement of cash flow:

	Previously Reported	Revised
	Nine Months	Nine Months
	Ended September	Ended September
Condensed Consolidated Statement of Cash Flow	30, 2008	30, 2008
Net income	$170.8	$164.4
Deferred income taxes	$(2.6)	$(6.7)
Other	$22.4	$32.9
Net cash provided by operating g activities	$226.9	$226.9